SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2005, the Compensation Committee of the Board of Directors of Vignette Corporation (the “Company”) granted non-qualified stock options to acquire shares of its common stock to the Company’s Chief Executive Officer, Thomas E. Hogan, pursuant to the 1999 Equity Incentive Plan. The option grant was evidenced by an option agreement substantially in the form attached hereto as Exhibit 99.1. The exercise price of these stock options equals the closing price of one share of Vignette common stock on the NASDAQ Stock Market on February 4, 2005. Subject to Mr. Hogan’s continuing service to the Company, the option for 500,000 shares will vest and become exercisable ratably in 33.33% annual increments over three years, beginning on February 4, 2006. In addition, the option becomes exercisable in full if Mr. Hogan’s service terminates because of death or if Mr. Hogan is subject to an involuntary termination within 18 months of a change in control. The option is generally exercisable for three months after termination, however, the option will terminate immediately in the event Mr. Hogan is terminated for misconduct. Lastly, the option will be exercisable for 12 months in the event of Mr. Hogan’s death or permanent disability.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Number	Description
99.1	Form of Option Grant Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: February 10, 2005	By:	/s/ Bryce. M Johnson
Bryce M. Johnson
General Counsel

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